                                                                     EXHIBIT 2.1

                                    AMENDED

                             PLAN OF CONVERSION FOR
                            THE ROSLYN SAVINGS BANK
                                ROSLYN, NEW YORK

1.  INTRODUCTION

     This Plan of Conversion ("Plan") provides for the conversion of The Roslyn Savings Bank, Roslyn, New York ("INSTITUTION") into a state-chartered capital stock savings bank under the name The Roslyn Savings Bank. The Board of Trustees of the INSTITUTION currently contemplates that all of the stock of the INSTITUTION shall be held by a Delaware corporation (the "Holding Company").
The Board of Trustees has carefully considered the alternatives available to the INSTITUTION with respect to its corporate structure and has determined that a mutual to stock conversion as described in this Plan is in the best interests of the INSTITUTION, its depositors and the community served by the INSTITUTION.
The Board of Trustees believes that the decline in mutuality is placing mutual savings associations, such as the INSTITUTION, at a disadvantage to the increasing base of stock thrift and commercial bank institutions. The restructuring of the INSTITUTION into the capital stock form of organization will enable the INSTITUTION to expand the INSTITUTION'S franchise, compete more effectively with commercial banks and other financial institutions for new business opportunities, and as a stock institution, to increase its equity capital base and access the capital markets when needed. The use of the Holding Company, if so utilized, would also provide greater organizational and operating flexibility. Shares of capital stock of the INSTITUTION will be sold to the Holding

Company and the Holding Company will offer the Conversion Stock upon the terms and conditions set forth herein to the Eligible Account Holders and the Employee Plans established by the INSTITUTION or Holding Company in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the INSTITUTION and the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In the event that the INSTITUTION decides not to utilize the Holding Company in conversion, Conversion Stock of the INSTITUTION, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In addition to the foregoing, the INSTITUTION and the Holding Company intend to provide employment or severance agreements to certain management employees and certain other benefits to the trustees, officers and employees of the INSTITUTION as described in the Prospectus for the Conversion Stock.

     In furtherance of the INSTITUTION's commitment to its community, the INSTITUTION has amended this Plan to provide for the establishment of a charitable foundation as part of the Conversion. The charitable foundation is intended to complement the INSTITUTION's existing community reinvestment activities in a manner that will allow the INSTITUTION's local community to share in the growth and profitability of the Holding Company and the INSTITUTION over the long term. Consistent with the INSTITUTION's goal, the Holding Company intends to donate to the charitable foundation immediately following the Conversion a number of shares of its authorized but unissued Common Stock equal to 3% of the common stock issued in the Conversion.

     This Plan, which has been unanimously approved by the Board of Trustees of the INSTITUTION present at a duly called meeting of the Board, must also be approved by the Eligible Account Holders of the INSTITUTION by: (1) the affirmative vote of at least seventy five percent (75%) in amount of deposit liabilities of Eligible Account Holders represented in person or by proxy at the Special Meeting; and (2) the affirmative vote of at least a majority of the amount of votes eligible to be cast at the Special Meeting. The Board of Trustees shall appoint an independent custodian and tabulator to receive and hold proxies to be voted at the Special Meeting and count the votes cast in favor of and in opposition to the Plan. Prior to the submission of this Plan to the Eligible Account Holders for consideration, the Plan must be approved by the Superintendent of Banks of the State of New York or his or her designees ("Superintendent") and certain waivers must be granted by the New York Banking Board and the Plan must be not objected to by the FDIC.

2.  DEFINITIONS

     For the purposes of this Plan, the following terms have the following meanings:

     Account Holder - The term Account Holder means any Person holding a Deposit
     --------------
Account in the INSTITUTION.

     Acting in Concert - The term "Acting in Concert" means (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or
(iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with any other Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan or with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Actual Purchase Price - The term Actual Purchase Price means the per share
     ---------------------
price at which the Conversion Stock is ultimately sold in accordance with the terms hereof.

     Associate - The term Associate when used to indicate a relationship with
     ---------
any Person, means (i) any corporation or organization (other than the Holding Company, the INSTITUTION or a majority-owned subsidiary of the INSTITUTION) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that: (a) for the purposes of Sections 8 and 11 hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (b) for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Trustee, Director or Officer of the INSTITUTION or the Holding Company, if utilized, or any of its parents or subsidiaries.

     Banking Law - The term Banking Law shall mean the Banking Law of the
     -----------
State of New York.

     Banking Board - The term Banking Board means the Banking Board of the State
     -------------
of New York.

     Community Offering - The term Community Offering means the offering for
     ------------------
sale to certain members of the general public directly by the INSTITUTION or the Holding Company, if utilized, of any shares not subscribed for in the Subscription Offering.

     Conversion - The term Conversion shall mean (a) the restatement of the
     ----------
Bank's organization certificate to authorize the issuance of capital stock in accordance with the Banking Law and the Conversion Regulations and to otherwise conform to the requirements of a New York stock savings bank and (b) the issuance of the capital stock of the Bank in accordance with this Plan.

     Conversion Regulations - The term Conversion Regulations shall mean Part 86
     ----------------------
of the General Regulations of the New York Banking Board and the regulations of the Federal Deposit Insurance Corp., but only to the extent such regulations supersede Part 86 of the General Regulations of the New York Banking Board.

     Conversion Stock - The term Conversion Stock means the $.01 par value
     ----------------
common stock offered and issued by the Holding Company or the $.01 par value Common Stock offered and issued by the INSTITUTION, if the Holding Company form of organization is not utilized, upon conversion.

     Deposit Account - The term Deposit Account means all deposits of the
     ---------------
INSTITUTION as defined in Section 9019 of the Banking Law of New York, and includes without limitation, savings, time, demand, negotiable orders of withdrawal (NOW), money market and passbook accounts maintained by the INSTITUTION.

     Effective Date - The term Effective Date shall mean the effective date of
     --------------
the Conversion and shall be the date of consummation of the Conversion in accordance with the Conversion Regulations.

     Eligible Account Holder - The term Eligible Account Holder means any person
     -----------------------
holding a Qualifying Deposit at the INSTITUTION on the Eligibility Record Date.

     Eligibility Record Date - The term Eligibility Record Date means the date
     -----------------------
for determining Eligible Account Holders in the INSTITUTION and is April 30, 1995.

     Employees - The term Employees means all Persons who are employed by the
     ---------
INSTITUTION.

     Employee Plans - The term Employee Plans means the Tax-Qualified Employee
     --------------
Stock Benefit Plans, including the Employee Stock Ownership Plan ("ESOP"), approved or ratified by the Board of Trustees of the INSTITUTION or the Board of Directors of the Holding Company.

     Estimated Price Range - The term Estimated Price Range means the range of
     ---------------------
minimum and maximum aggregate values determined by the Board of Trustees of the INSTITUTION within which the aggregate amount of Common Stock sold in the Conversion will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC - The term FDIC means the Federal Deposit Insurance Corporation.
     ----

     Holding Company - The term Holding Company means the Delaware corporation
     ---------------
formed for the purpose of acquiring all of the shares of capital stock of the INSTITUTION to be issued upon its conversion to stock form unless the Holding Company form of organization is not utilized. Shares of common stock of the Holding Company will be issued in the Conversion to Participants and others in a Subscription, Community, Syndicated Community, or underwritten firm commitment public offering, or through a combination thereof.

     Independent Appraiser - The term Independent Appraiser means an appraiser
     ---------------------
retained by the INSTITUTION to prepare an appraisal of the pro forma market value of the Conversion Stock.

     Institution - The term INSTITUTION means The Roslyn Savings Bank, Roslyn,
     -----------
 New York.

     Maximum Subscription Price - The term Maximum Subscription Price means the
     --------------------------
amount per share of Conversion Stock to be paid initially by Participants in the Subscription Offering and persons in the Community Offering.

     Officer - The term Officer means an executive officer of the INSTITUTION
     -------
which includes the Chief Executive Officer, President, Executive Vice President, Senior Vice President, Vice President in charge of principal business functions, Secretary and Controller and any Person participating in major policy making functions of the INSTITUTION.

     Order Form - The term Order Form means any form together with attached
     ----------
cover letter, sent by the INSTITUTION to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Community Offerings.

     Participants - The term Participants means the Employee Plans, Eligible
     ------------
Account Holders and Supplemental Eligible Account Holders.

     Person - The term Person means an individual, a corporation, a partnership,
     ------
an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

     Plan - The term Plan means this Plan of Conversion of the INSTITUTION as it
     ----
exists on the date hereof and as it may hereafter be amended in accordance with its terms.

     Prospectus - The term Prospectus shall mean the offering circular or
     ----------
prospectus utilized to offer Conversion Stock in accordance with the Plan of Conversion.

     Public Offering - The term Public Offering means the underwritten, firm
     ---------------
commitment offering to the public through one or more underwriters.

     Qualifying Deposit - The term Qualifying Deposit means the aggregate of one
     ------------------
or more Deposit Accounts in the INSTITUTION with an aggregate balance of $100 or more at the close of business on the Eligibility Record Date. Deposit Accounts with aggregate total deposit balances of less than $100 shall not constitute a Qualifying Deposit.

     SEC - The term SEC refers to the Securities and Exchange Commission.
     ---

     Special Meeting - The term Special Meeting means the special meeting of
     ---------------
depositors, and any adjournments thereof, held to consider and vote upon this Plan.

     Subscription Offering - The term Subscription Offering means the offering
     ---------------------
of Conversion Stock for purchase through Order Forms to Participants.

     Subscription Price Range - The term Subscription Price Range is the per
     ------------------------
share price range established by the INSTITUTION prior to commencement of the Subscription and Community Offerings, and is based on the valuation of the Independent Appraiser.

     Superintendent - The term Superintendent shall mean the Superintendent of
     --------------
Banks of the State of New York.

     Supplemental Eligibility Record Date - The term Supplemental Eligibility
     ------------------------------------
Record Date means the supplemental record date for determining Supplemental Eligible Account Holders of the INSTITUTION. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the Superintendent's approval of the application for conversion.

     Supplemental Eligible Account Holder - The term Supplemental Eligible
     ------------------------------------
Account Holder means any person (other than an Eligible Account Holder) holding a Qualifying Deposit, except Officers, Trustees and their Associates, as of the Supplemental Eligibility Record Date.

     Syndicated Community Offering - The term Syndicated Community Offering
     -----------------------------
means the offering of Conversion Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

     Syndicated Community Offering Price - The term Syndicated Community
     -----------------------------------
Offering price means the per share price submitted with orders for shares of Conversion Stock in the Syndicated Community Offering.

     Tax-Qualified Employee Stock Benefit Plan - The term Tax-Qualified Employee
     -----------------------------------------
Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

For purposes of Section 9 of this Plan, the INSTITUTION'S profit sharing and/or 401 plan shall be considered a Tax-Qualified Employee Stock Benefit Plan only to the extent of the unallocated funds, if any, over which investment authority is vested solely with the trustee(s) of those plans. The INSTITUTION or Holding Company may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan provided such contributions do not cause the INSTITUTION to fail to meet its regulatory capital requirement. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

     Trustee - The term Trustee shall mean a member of the Board of Trustees of
     -------
the INSTITUTION.

     Voting Members - The term Voting Members means those persons qualifying as
     --------------
Eligible Account Holders.

     Voting Record Date - The term Voting Record Date means the date fixed by
     ------------------
the Trustees in accordance with the Conversion Regulations for determining eligibility to vote at the Special Meeting.

3. PROCEDURE FOR CONVERSION

     After approval of the Plan by the Board of Trustees of the INSTITUTION, the Plan shall be submitted together with all other requisite material to the Superintendent for approval or waiver by the Banking Board and shall be submitted to the FDIC with all other requisite material for non-objection. Promptly upon adoption of the Plan by the Board of Trustees, the INSTITUTION will cause notice of the adoption of the Plan by the Board of Trustees of the INSTITUTION to be conspicuously posted at its home office and at each of its branch offices and will also cause notice of the adoption of the Plan to be published in a newspaper having general circulation in each community in which an office of the INSTITUTION is located and will issue a press release containing the material terms of Conversion. Following approval by the Superintendent and non-objection by the FDIC and receipt of all necessary waivers by the Banking Board, the Plan will be submitted to a vote of the Eligible Account Holders at the Special Meeting called for that purpose. Eligible Account Holders will also be given the opportunity to request a copy of the Plan and the proposed Restated Organization Certificate and proposed Bylaws. The Special Meeting shall be held upon written notice given no less than 20 days nor more than 45 days from the last date on which such Notice is mailed to Eligible Account Holders. The notice of the Special Meeting, proxy card and proxy statement or short-form proxy statement shall be sent to each Eligible Account Holder and shall be accompanied by a Prospectus and Order Form. Separate and readily distinguishable postage-paid envelopes shall be provided for the return of proxy cards and Order Forms. At the Special Meeting, each Eligible Account Holder shall be entitled to cast one vote in person or by proxy for every one hundred dollars ($100) such Eligible Account Holder had on deposit with the Bank as of the Eligibility Record Date; provided, however, that no Eligible Account Holder shall be eligible to cast more than one thousand (1,000) votes.

     The Superintendent shall be notified of the results of the Special Meeting within five days after the conclusion of the Special Meeting by a certificate signed by the Chief Executive Officer and Secretary of the Bank. The Plan must be approved by: 1) the affirmative vote of at least seventy five percent (75%) in amount of deposit liabilities of Eligible Account Holders represented in person or by proxy at such Special Meeting; and 2) the affirmative vote of at least a majority of the amount of votes entitled to be cast at such Special Meeting. In such event, the Bank will take all other necessary steps to effect the Conversion subject to the terms and conditions of this Plan. If the Plan is not so approved upon conclusion of the Special Meeting and any adjournments thereof, the Plan shall terminate, the Bank will remain in mutual form and all funds submitted in the Subscription Offering and Community Offering and Syndicated Community Offering will be returned to subscribers, with interest as provided herein, and all withdrawal authorizations will be cancelled. The conversion must be completed within 24 months of the approval of the Plan by the Superintendent, unless a longer time period is permitted by governing laws and regulations.

     The Board of Trustees of the INSTITUTION intends to take all necessary steps to form the Holding Company, including the filing of an Application with the Superintendent and the appropriate regulatory authority which will govern the activities of the Holding Company. In the event that the Holding Company is utilized, upon conversion the INSTITUTION will issue its capital stock to the Holding Company and the Holding Company will issue and sell the Conversion Stock in accordance with this Plan.

     The Board of Trustees of the INSTITUTION may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion, in which case, the Holding Company's Registration Statement will be withdrawn from the SEC, the INSTITUTION will take all steps necessary to complete the conversion from the mutual to the stock form of organization, including filing any necessary documents with the Superintendent, FDIC and the appropriate regulatory authority which will govern the activities of the Holding Company, and will issue and sell the Conversion Stock in accordance with this Plan. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the INSTITUTION and the INSTITUTION shall take such steps as permitted or required by the Superintendent, FDIC or the SEC. Any references to the Holding Company in this Plan shall mean the INSTITUTION in the event the Holding Company is eliminated in Conversion.

     The Conversion Stock will not be insured by the FDIC. The INSTITUTION will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of the Conversion Stock.

4.  HOLDING COMPANY APPLICATIONS AND APPROVALS

     The Holding Company shall make timely applications for any requisite regulatory approvals, including an Application with the Superintendent and the appropriate regulatory authority which will govern the activities of the Holding Company and a Registration Statement to be filed with the SEC. The INSTITUTION shall be a wholly-owned subsidiary of the Holding Company unless the Holding Company is eliminated in the Conversion.

5.  SALE OF CONVERSION STOCK

     The Conversion Stock will be offered simultaneously in the Subscription Offering to the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders in the respective priorities set forth in Sections 8 through 10 of this Plan. The Subscription Offering may be commenced as early as the mailing of the Proxy Statement for the Special Meeting and must be commenced in time to complete the conversion within the time period specified in Section 3.

     Any shares of Conversion Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in
Section 11 of this Plan. The Subscription Offering may be commenced prior to the Special Meeting and, in that event, the Community Offering may also be commenced prior to the Special Meeting and may commence concurrently with the Subscription Offering. The offer and sale of Conversion Stock prior to the Special Meeting shall, however, be conditioned upon approval of the Plan by the Eligible Account Holders.

     If feasible, any shares of Conversion Stock remaining after the Subscription and Community Offerings, will be sold in a Syndicated Community Offering or alternatively in a Public Offering, as determined by the Holding Company and the INSTITUTION, as provided in Section 12 of this Plan in a manner that will achieve the widest distribution of the Conversion Stock. The sale of all Conversion Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Conversion Stock in the Syndicated Community Offering or Public Offering is consummated and only if all unsubscribed for Conversion Stock is sold.

     The INSTITUTION may elect to offer to pay fees on a per share basis to qualifying brokers, as determined by the INSTITUTION in its sole discretion, who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

6.  NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK

     The total number of shares (or a range thereof) of Conversion Stock to be issued and offered for sale will be determined jointly by the Board of Trustees of the INSTITUTION and Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Superintendent and FDIC, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offering if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Community Offering to reflect changes in market and financial conditions and the Actual Purchase Price in the aggregate is not more than 15% above the maximum of the Estimated Price Range.

     All shares sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the Actual Purchase Price in accordance with the Conversion Regulations. The aggregate purchase price for all shares of Conversion Stock shall equal the estimated consolidated pro forma market value of the Holding Company as of the Effective Date and will not be inconsistent with the estimated consolidated pro forma market value of the Holding Company established immediately prior to the commencement of the Subscription and Community Offerings. The estimated consolidated pro forma market value of the INSTITUTION or the Holding Company, if utilized, will be determined for such purpose by the Independent Appraiser in accordance with the Conversion Regulations. Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the average of the minimum and maximum of such price range. The number of shares of Conversion Stock to be issued and the purchase price per share may be increased or decreased by the INSTITUTION. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the INSTITUTION shall establish, with the approval of the Superintendent and FDIC, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company will not be deemed to be material so as to require a solicitation of subscriptions.

     Based upon the independent valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company, (if a holding company form of organization is utilized) and the Board of Trustees of the INSTITUTION will fix the Maximum Subscription Price and the Subscription Price Range. If upon completion of the Subscription and Community Offerings all of the Conversion Stock is subscribed for, or if because of a limited number of unsubscribed shares or otherwise a Syndicated Community Offering or Public Offering cannot be effected, the Actual Purchase Price for each share of Conversion Stock will be jointly determined by the INSTITUTION and Holding Company (if a holding company form of organization is utilized) as follows: (a) the estimated aggregate pro forma market value of the INSTITUTION or the Holding Company, as the case may be, immediately after conversion as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon completion of the Subscription and Community Offerings or other sale of all of the Conversion Stock shall be divided by (b) the total number of shares of Conversion Stock to be issued and sold.

     If there is a Syndicated Community Offering or Public Offering of shares of Conversion Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Conversion Stock is sold in such Syndicated Community Offering or Public Offering shall be not greater than the maximum nor less than the minimum of the Subscription Price Range on a per share basis as the INSTITUTION may determine subject to approval by the Superintendent and FDIC, if required. Upon consummation of the sale in the Syndicated Community Offering or Public Offering of the shares of Conversion Stock unsubscribed for in the Subscription and Community Offerings, the Syndicated Community Offering or Public Offering Price will become the Actual Purchase Price paid for all shares of Conversion Stock in the Subscription, Community and Syndicated Community or Public Offerings.

     Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the INSTITUTION and Holding Company, if utilized, and to the Superintendent and FDIC, if required that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company or the INSTITUTION if no Holding Company is utilized. If such confirmation is not received, the INSTITUTION may cancel the Subscription and Community Offerings and/or the Syndicated Community Offering, and/or the Public Offering, extend the Conversion, establish a new Subscription Price Range and/or Estimated Price Range, extend, reopen or hold new Subscription and Community Offerings and/or Syndicated Community Offering and/or Public Offering or take such other action as the Superintendent may permit.

     The per share difference, if any, between the Actual Purchase Price and the Maximum Subscription Price or amount submitted in the Syndicated Community Offering or Public Offering will be refunded to all Persons who shall have paid the Maximum Subscription Price or amount submitted in the Syndicated Community Offering or the Public Offering for such shares, unless such difference is applied to the purchase of additional whole shares in accordance with the instructions of such Persons.

     The Conversion Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.  PURCHASE BY THE HOLDING COMPANY OF THE STOCK OF THE INSTITUTION

     Upon the consummation of the sale of all of the Conversion Stock, and in the event that a holding company form of organization is utilized, the Holding Company will purchase from the INSTITUTION all of the capital stock of the INSTITUTION to be issued by the INSTITUTION in the conversion in exchange for the Conversion proceeds that are not to be retained by the Holding Company.

     The Holding Company will retain 50% of the proceeds of the Conversion. Assuming the Holding Company is not eliminated, a lesser percentage may be acceptable in the judgment of the Board of Trustees. The INSTITUTION believes that the Conversion proceeds will provide economic strength to the Holding Company and the INSTITUTION for the future in a highly competitive and regulated environment and would facilitate the possible expansion through acquisitions of financial service organizations, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Conversion Stock as permitted by the Superintendent. If during the conversion process the Board of Trustees of the INSTITUTION determines not to complete the conversion utilizing a holding company form of organization, capital stock of the INSTITUTION will be issued and sold in accordance with the Plan. The above activities may also be engaged in by the INSTITUTION if the Holding Company is eliminated.

7A.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

     As part of the Conversion, the Holding Company and the INSTITUTION intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code ( the "Foundation") and to donate to the Foundation from authorized, but unissued, shares of Common Stock of the Holding Company up to 3.0% of the number of shares of Common Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the INSTITUTION's existing community reinvestment activities and to share with the INSTITUTION's local community a part of the INSTITUTION's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock of the Holding Company accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the INSTITUTION over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or
civic minded projects.   The Foundation will annually distribute total grants to
assist charitable organizations or to fund projects within
its local community of not less than 5% of the average fair value of Foundation
assets each year.   In order to serve the purposes for which it was formed and maintain its 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     A majority of the board of directors of the Foundation will be comprised of individuals who are officers and/or trustees of the INSTITUTION and the remaining board members will be comprised of civic and community leaders within the INSTITUTION's local community. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

     The establishment and funding of the Foundation as part of the Conversion is subject to the approval of the Superintendent and, if applicable, the FDIC.

8.  SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

     A. Each Eligible Account Holder shall receive, without payment, as a first priority, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to the amount permitted to be subscribed for in the Community Offering, which amount, pursuant to Section 11, currently is $675,000 of the Conversion Stock offered, but which may be increased to 5.0% of the Conversion Stock offered or decreased to 0.10% of the Conversion Stock offered without the further approval of Eligible Account Holders or resolicitation of subscribers, subject to the maximum purchase limitation specified in Section 13A and the minimum purchase limitation in Section 13C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Eligible Account Holders exercise Subscription Rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each remaining Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied, provided, however, that no fractional shares shall be issued. If any shares remain after the above allocations, such shares shall then be allocated among those remaining Eligible Account Holders whose subscriptions remain unfilled, on the same principle until all available shares have been allocated or all subscriptions satisfied.

     C. Subscription rights as Eligible Account Holders received by Trustees and Officers and their Associates which are based on their increased deposits in the INSTITUTION during the one (1) year period preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

9.  SUBSCRIPTION RIGHTS OF THE EMPLOYEE PLANS (SECOND PRIORITY)

     Each Employee Plan purchasing stock shall receive, as second priority after the filling of subscriptions of Eligible Account Holders, nontransferable subscription rights to purchase in the Subscription Offering the number of shares of Conversion Stock requested by any such plan, subject to the purchase limitations set forth in Section 13. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares of Conversion Stock is not available to fill the subscriptions by any such plan, the subscription by such plan shall be filled to the maximum extent possible, provided however, that in the event of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%, the additional shares shall be sold to any such plan, in accordance with and subject to the purchase limitations set forth in Section 13.

     The Employee Plans shall not be deemed to be associates or affiliates of or Persons Acting in Concert with any Director, Trustee or Officer of the Holding Company or the INSTITUTION.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     PRIORITY)

     A. Each Supplemental Eligible Account Holder shall receive, as third priority, after the filling of subscriptions of the Eligible Account Holders and Employee Plans, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 11, currently is $675,000 of the Conversion Stock offered, but which may be increased to 5.0% of the Conversion Stock offered or decreased to less than 0.10% of the Conversion Stock offered without the further approval of Eligible Account Holders or resolicitation of subscribers, subject to the maximum purchase limitation specified in Section 13A and the minimum purchase limitation specified in
Section 13C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each remaining Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unsatisfied provided, however, that no fractional shares shall be issued. If any shares remain after the above allocations, such shares shall then be allocated among those remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled on the same principle until all available shares have been allocated or all subscriptions satisfied.

     C.   Subscription rights received by an Eligible Account Holder pursuant to
Section 8 shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this Section 10.

11.  COMMUNITY OFFERING (FOURTH PRIORITY)

     If less than the total number of shares of Conversion Stock to be subscribed for in the Conversion are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Community Offering as a fourth priority to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $675,000 of the shares of Conversion Stock offered subject to the maximum purchase limitation specified in Section 13A and the minimum purchase limitation specified in Section 13C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% or decreased to 0.10% without the further approval of depositors. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In offering the unsubscribed for shares to the public in the Community Offering, the Holding Company and the INSTITUTION may establish the relative preferences, priorities, purchase limitations and allocation of shares among persons, including institutional investors, subscribing for shares. The INSTITUTION may establish all other terms and conditions of such offer. The INSTITUTION shall make distribution of the Conversion Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of Conversion Stock. The INSTITUTION reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

     It is expected that the Community Offering will commence concurrently with the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended with the approval of the Superintendent and FDIC, if necessary.

12.  SYNDICATED COMMUNITY OFFERING OR PUBLIC OFFERING

     If feasible, all shares of Conversion Stock not subscribed for in the Subscription and Community Offerings will be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the INSTITUTION, in a manner that will achieve the widest distribution of the Conversion Stock subject to the right of the INSTITUTION to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person, together with any Associate or group of persons acting in concert, may purchase up to $675,000 of the total number of shares of Conversion Stock offered subject to the maximum purchase limitation specified in Section 13A and the minimum purchase limitation specified in Section C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that this amount may be increased to 5% or decreased to 0.10% without the further approval of depositors. The shares purchased by any Person together with any Associate or group of persons acting in concert pursuant to Section 11 shall be counted toward meeting the maximum purchase limitation found in this Section. Provided that the Subscription Offering has commenced, the INSTITUTION may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting, provided that the completion of the offer and sale of the Conversion Stock shall be conditioned upon the approval of this Plan by the Eligible Account Holders. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     Alternatively, if a Syndicated Community Offering is not held, and the INSTITUTION and the Holding Company determine to continue the Conversion, the INSTITUTION shall have the right to sell any shares of Conversion Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment Public Offering. The provisions of Section 13 hereof shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the INSTITUTION, which will in no event exceed an amount deemed to be acceptable by the Superintendent and FDIC, if necessary.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Conversion Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any residue of shares of Conversion Stock not exceeding one percent of the aggregate shares issued is not sold in the Subscription and Community Offerings or in the Syndicated Community or underwritten firm commitment Public Offering, other arrangements will be made for the disposition of unsubscribed shares by the

INSTITUTION, if possible. Such other purchase arrangements will be subject to the approval of the Superintendent and FDIC, if necessary.

13.  LIMITATION ON PURCHASES

     In addition to the maximum amount of Conversion Stock that may be subscribed for in Sections 8, 9, 10, 11, and 12, the following limitations shall apply to all purchases of shares of Conversion Stock:

     A. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the conversion by any Person or Participant, together with any Associate or group or persons Acting in Concert, shall not exceed 1.0% of the Conversion Stock offered, except for the Employee Plans which may subscribe for up to 10% of the Conversion Stock issued; provided, however, that Trustees, Directors and Officers of the INSTITUTION and the Holding Company shall not be deemed to be associates or acting together or in concert solely as a result of their board membership or employment.

     B. The maximum number of shares of Conversion Stock which may be purchased in all categories in the conversion by Officers, Trustees and Directors of both the INSTITUTION and the Holding Company in the aggregate shall not exceed 25% of the total number of shares of Conversion Stock offered.

     C. A minimum of 25 shares of Conversion Stock must be purchased by each Person purchasing shares in the Conversion to the extent those shares are available; provided, however, that in the event the minimum number of shares of Conversion Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     If the number of shares of Conversion Stock otherwise allocable pursuant to Sections 8 through 12, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Depending upon market or financial conditions, the Board of Trustees of the INSTITUTION and the Board of Directors of the Holding Company, with the approval of the Superintendent, if necessary, and without further approval of the depositors, may decrease the maximum purchase limitation applicable to Persons to 0.10% of the Conversion Stock offered, provided, however, the maximum purchase limitation applicable to all Persons, together with Associates and Persons acting in concert in the Subscription Offering may not be decreased below 1.0% of the Conversion Stock offered. The Board of Trustees of the INSTITUTION and Board of Directors of the Holding Company with the approval of the Superintendent, if necessary, and without further approval of depositors, may decrease the maximum purchase limitation applicable to Persons together with Associates and Persons Acting in Concert in the Community or

Syndicated Community Offering or Public Offering to 0.10% of the Conversion Stock offered. In addition, the Board of Trustees of the INSTITUTION and Board of Directors of the Holding Company with the approval of the Superintendent and FDIC, if necessary, and without further approval of depositors, may increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased in the Subscription Offering or Community Offering to a percentage in excess of 5% of the Conversion Stock offered. If the INSTITUTION or the Holding Company, as the case may be, increases the maximum purchase limitations, the INSTITUTION or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the INSTITUTION or the Holding Company, as the case may be, resolicit certain other large subscribers. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the INSTITUTION and the Holding Company in their sole discretion.

     In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range (the "Adjusted Maximum") such shares will be allocated in the following order or priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum according to Section 8; (iii) in the event there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum according to Section 10; and (iv) to fill unfilled subscriptions in the Community Offering exclusive of the Adjusted Maximum with preference given to natural persons in the county in which the INSTITUTION maintains its office.

     Prior to the Effective Date of the Conversion, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any Subscription Rights or shares of Conversion Stock, except pursuant to this Plan of Conversion. Each Person purchasing Conversion Stock in the conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

     For a period of three years following the conversion, no Officer, Trustee or Director (or any person who was an Officer, Trustee or Director at any time after the date on which the Board of Trustees adopts this Plan) of the INSTITUTION or the Holding Company or their Associates shall, without the prior written approval of the Superintendent, purchase or acquire direct or indirect beneficial ownership of any outstanding shares of common stock of the INSTITUTION or the Holding Company, as the case may be, except from a broker-dealer registered with the SEC. This provision shall not apply to the exercise of any options pursuant to a stock option plan or purchases of common stock of the INSTITUTION or the Holding Company, as the case may be, made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the INSTITUTION or the Holding Company (including the Employee Plans) which may be attributable to any Officer, Director or Trustee.

14.  PAYMENT FOR CONVERSION STOCK

     All payments for Conversion Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the INSTITUTION, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated

Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the INSTITUTION; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Conversion, provided that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Conversion, a loan commitment from the Holding Company or from an unrelated financial institution to lend to the ESOP, at such time, the aggregated Maximum Subscription Price of the shares for which it subscribed. The Holding Company or the INSTITUTION may make scheduled discretionary contributions to an Employee Plan provided such contributions from the INSTITUTION, if any, do not cause the INSTITUTION to fail to meet its regulatory capital requirement.

     Notwithstanding the foregoing, the INSTITUTION and the Holding Company, if utilized, shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community Offering and to thereafter submit payment for the Conversion Stock for which they are subscribing in the Community Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the INSTITUTION and the Holding Company in their sole discretion.

     Payment for Conversion Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the INSTITUTION on the Order Form to make a withdrawal from the subscriber's Deposit Account at the INSTITUTION in an amount equal to the purchase price of such shares. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber until the Conversion Stock has been sold or the 45-day period (or such longer period as may be approved by the Superintendent) following the Subscription and Community Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Such authorized withdrawal from a certificate account shall be without penalty as to premature withdrawal. Any remaining balance in a Deposit Account will earn interest after such withdrawal at the rate and manner applicable to such Deposit Account, provided, that if the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, without penalty, the remaining balance will earn interest at the same rate and manner as a comparable balance in a passbook account. Interest will be paid by the INSTITUTION at not less than the passbook annual rate on payments for Conversion Stock received in cash or by check. Such interest will be paid from the date payment is received by the INSTITUTION until consummation or termination of the conversion. If for any reason the conversion is not consummated, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by cancelling the authorization for withdrawal. The INSTITUTION is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the conversion, and therefore, will not do so.

15.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and INSTITUTION has been declared effective by the Superintendent, FDIC and the SEC, if the holding company form of organization is utilized, Prospectus and Order Forms will be distributed to the Employee Plans, all Eligible Account Holders and Supplemental Eligible Account Holders at their last known addresses appearing on the records of the INSTITUTION for the purpose of subscribing to shares of Conversion Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering.

     Each Order Form will be preceded or accompanied by a Prospectus describing the Holding Company, if utilized, the INSTITUTION, the Conversion Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the INSTITUTION, which date with respect to Eligible Account Holders and Supplemental Eligible Account Holders shall be not less than five (5) days following the Special Meeting, unless a shorter period of time is approved by the Superintendent and FDIC, if necessary, and which date will constitute the termination of the Subscription Offering.

     B. The purchase price per share for shares of Conversion Stock to be sold in the Subscription and Community Offerings;

     C. A description of the minimum and maximum number of shares of Conversion Stock which may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Conversion Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

     F. Specifically designated blank spaces for dating and signing the Order Form;

     G. Indicate the consequences of failing to properly complete and return the Order Form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the INSTITUTION withdraw said amount from the subscriber's Deposit Account at the INSTITUTION) to the INSTITUTION; and

     H. A statement to the effect that the executed Order Form, once received by the INSTITUTION, may not be modified or amended by the subscriber without the consent of the INSTITUTION.

     Notwithstanding the above, the INSTITUTION and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

16.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM: INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the INSTITUTION by the United States Postal Service or the INSTITUTION is unable to locate the addressee, (b) are not received back by the INSTITUTION or are received by the INSTITUTION after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the purchase price prior to 48 hours before the completion of the Conversion, unless waived by the INSTITUTION, for the shares of Conversion Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon; provided, however, that the INSTITUTION may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the INSTITUTION may specify. The interpretation of the INSTITUTION of terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the Superintendent and FDIC.

17.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     A. All shares of Conversion Stock purchased or acquired (either directly or indirectly) by Trustees, Directors or Officers (as such term is defined in
Part 70 of the General Regulations of the New York Banking Board) of the INSTITUTION or the Holding Company on original issue (or otherwise beneficially owned immediately after such original issuance) in the conversion shall be subject to the restriction that, except as provided in Section 17B, below, or as may be approved by the Superintendent, such shares shall not be sold for a period of one (l) year following the date of purchase.

     B. The restriction on disposition of shares of Conversion Stock set forth in Section 17A above shall not apply to the following:

          (i) Any exchange of such shares in connection with a merger or acquisition involving the INSTITUTION or the Holding Company, as the case may be, which has been approved by the Superintendent; and

         (ii) Any disposition of such shares following the death or judicial declaration of incompetency of such Trustee, Director or Executive Officer.

     C. With respect to all shares of Conversion Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (i) Each certificate representing shares restricted within the meaning of Section 17A, above, shall bear a legend prominently stamped on its face giving notice of the restriction;

         (ii) Appropriate instructions shall be issued to the stock transfer agent for the INSTITUTION or the Holding Company, as the case may be, with respect to applicable restrictions on transfer of such restricted stock; and

        (iii) Any shares of capital stock of the INSTITUTION or the Holding Company, as the case may be, issued as a stock dividend, stock split, or otherwise with respect to any such restricted stock may not be sold until the restrictions respecting such originally restricted stock are terminated, and any certificate for such shares shall bear a legend advising of such restrictions.

18.  VOTING RIGHTS OF STOCKHOLDERS

     Upon conversion, the holders of the capital stock of the INSTITUTION shall have the exclusive voting rights with respect to the INSTITUTION as specified in its charter. The holders of the common stock of the Holding Company (if a holding company form of organization is utilized) shall have the exclusive voting rights with respect to the Holding Company.

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The INSTITUTION shall establish at the time of conversion a liquidation account in an amount equal to its net worth (determined in accordance with generally accepted accounting principles) as set forth in the latest statement of financial condition contained in the proxy statement. The liquidation account will be maintained by the INSTITUTION for the benefit of the Eligible Account Holders who continue to maintain their Deposit Accounts at the INSTITUTION in the event of a complete liquidation of the Bank following the Conversion. Each Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to each Deposit Account balance at the Eligibility Record Date or to such balance as it may be subsequently reduced, as hereinafter provided. The initial liquidation account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder in accordance with the Conversion Regulations.

     In the unlikely event of a complete liquidation of the INSTITUTION (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Accounts) each Eligible Account Holder shall be entitled to receive a liquidating distribution from the liquidation account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the INSTITUTION's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the INSTITUTION is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of such Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders in the INSTITUTION. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

     If, at the close of business on the last day of any period for which the INSTITUTION or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the effective date of conversion, the deposit balance in the Deposit Account of an Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on the last day of any period for which the INSTITUTION or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the Eligibility Record Date, or (ii) the amount in such Deposit Account as of the Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section and the Conversion Regulations, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Bank subsequent to the Conversion and only out of funds available for such purpose after payment of all creditors.

     The Bank shall not be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the INSTITUTION, except that the INSTITUTION shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the liquidation account.

20.  TRANSFER OF DEPOSIT ACCOUNTS AND CONTINUITY OF THE INSTITUTION

     Upon conversion, each Deposit Account Holder having a Deposit Account at the INSTITUTION at the time of conversion will continue to have a Deposit Account, without payment therefor, in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to the conversion.

     After conversion, the INSTITUTION will succeed to all the rights, powers, franchises, debts, liabilities, interests, duties and obligations of the INSTITUTION before conversion, including but not limited to all rights and interests of the INSTITUTION in and to its assets and properties, whether real, personal or mixed. All of the insured deposits of the INSTITUTION will continue to be insured by the FDIC to the extent provided by applicable law.

21.  RESTRICTIONS ON ACQUISITION OF THE INSTITUTION AND HOLDING COMPANY

     A. In accordance with Conversion Regulations, except with the prior approval of the Superintendent, no Person or group of Persons acting in concert, other than the Holding Company (if a holding company form of organization is utilized), for a period of one year following the Effective Date of the Conversion, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the INSTITUTION.

     B. 1. The restated organization certificate of the converted INSTITUTION contains a provision stipulating that no Person or group of Persons acting in concert, except the Holding Company (if a holding company form of organization is utilized), for a period of three years following the date of conversion shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the INSTITUTION, without the prior written approval of the Superintendent. In addition, such restated organization certificate may also provide that for a period of three years following conversion shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of directors.

     B. 2. The Certificate of Incorporation of the Holding Company, if a holding company form of organization is utilized, will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Holding Company's common stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

     C.  For the purposes of this Section 21.B.1:

          (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution;

         (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

        (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

         (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. (S) 78c(a)(10).

22.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The INSTITUTION shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below the amount required for the Liquidation Account. Otherwise, the INSTITUTION may declare dividends or make capital distributions in accordance with applicable law and regulations.

23.  AMENDMENT OF PLAN

     If deemed necessary or desirable, the Plan may be substantively amended at any time prior to solicitation of proxies from Eligible Account Holders to vote on the Plan by the INSTITUTION's Board of Trustees, and at any time thereafter by such vote of such Board of Trustees with the concurrence of the Superintendent and FDIC. Amendment of the Plan may be necessary as a result of comments from the Superintendent and FDIC. Any amendment to the Plan made after approval by the Eligible Account Holders with the approval of the Superintendent and FDIC shall not necessitate further approval by the Eligible Account Holders unless otherwise required by the Superintendent and FDIC. The Plan may be terminated by majority vote of the INSTITUTION's Board of Trustees at any time prior to the Special Meeting to vote on this Plan, and at any time thereafter with the concurrence of the Superintendent and FDIC.

     By adoption of the Plan, the Eligible Account Holders of the INSTITUTION authorize the Board of Trustees to amend or terminate the Plan under the circumstances set forth in this Section.

24.  ORGANIZATION CERTIFICATE AND BYLAWS

     The Bank shall take all appropriate steps to amend and restate its Organization Certificate to read in the form of an Organization Certificate for a New York stock savings bank as specified in the Banking Law and the regulations of the New York Banking Board and approved by the Board of Trustees of the Bank. By their approval of the Plan, the Eligible Account Holders of the Bank will thereby approve and adopt such Restated Organization Certificate. The Bank shall also take all appropriate steps to adopt Bylaws sufficient for a New York stock savings bank. The name of the converted Bank shall be The Roslyn Savings Bank.

25.  CONSUMMATION OF CONVERSION

     The conversion of the INSTITUTION shall be deemed to take place and be effective upon the completion of all requisite organizational procedures for obtaining an Organization Certificate for a New York stock savings bank for the INSTITUTION and sale of all Conversion Stock.

26.  REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the INSTITUTION or the Holding Company, as the case may be, will register the securities issued in connection with the conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the INSTITUTION or any holding company of the INSTITUTION. In addition, the INSTITUTION/Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the NASDAQ system.

27.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The INSTITUTION will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Conversion Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which all of the following apply: A. a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; B. the issuance of subscription rights or the offer or sale of shares of Conversion Stock to such Persons would require the INSTITUTION or the Holding Company or their employees, officers, directors or trustees, as the case may be, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state and such registration or qualification would be impracticable for reasons of cost or otherwise.

28.  EXPENSES OF CONVERSION

     The INSTITUTION shall use its best efforts to assure that expenses incurred by it in connection with the conversion shall be reasonable.

29.  CONDITIONS TO CONVERSION

     The conversion of the INSTITUTION pursuant to this Plan is expressly conditioned upon the following:

     (a) Prior receipt by the INSTITUTION of either rulings of the United States Internal Revenue Service and the New York State taxing authorities, or opinions of counsel or independent auditors, substantially to the effect that the conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the INSTITUTION and the Holding Company before or after the conversion;

     (b)  The sale of all of the Conversion Stock offered in the conversion; and

     (c)  The completion of the conversion within the time period specified in
Section 3 of this Plan.

30.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Trustees of the INSTITUTION shall be final, subject to the authority of the Superintendent and FDIC.

                       RESTATED ORGANIZATION CERTIFICATE
                                      OF
                            THE ROSLYN SAVINGS BANK

                             UNDER SECTION 8007 OF
                                THE BANKING LAW


     We, Joseph L. Mancino, being the Chairman of the Board, President and Chief Executive Officer, and Mary M. Ehrich, being the Secretary, of THE ROSLYN SAVINGS BANK, in accordance with Section 8007 of the Banking Law of the State of New York, do hereby certify as follows:

     FIRST, the name of the Corporation is THE ROSLYN SAVINGS BANK.

     SECOND, the Corporation was created by an Organization Certificate filed with the Superintendent in 1875.

     THIRD, the text of the Organization Certificate of THE ROSLYN SAVINGS BANK is hereby amended and changed in its entirety to read as follows:

                         Section 1.  Corporate Title.

     The full corporate title of the institution is THE ROSLYN SAVINGS BANK ("SAVINGS BANK").


                              Section 2.  Office.

     The home office shall be located in Roslyn, State of New York.


                             Section 3.  Duration.

     The duration of the SAVINGS BANK is perpetual.


                        Section 4.  Purpose and Powers.

     The purpose of the SAVINGS BANK is to pursue any or all of the lawful objectives of a New York chartered capital stock savings bank and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of New York and the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the New York State Banking Department ("NYB").

                          Section 5.  Capital Stock.

     The total number of shares of all classes of the capital stock which the SAVINGS BANK has authority to issue is one hundred ten million (110,000,000), of which one hundred million (100,000,000) shall be common stock, par value $.01 per share and of which ten million (10,000,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the SAVINGS BANK. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the SAVINGS BANK, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the SAVINGS BANK, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the SAVINGS BANK which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Except for shares issuable in connection with the conversion of the SAVINGS BANK from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the SAVINGS BANK other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, provided,
                                                                       --------
that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the SAVINGS BANK with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the SAVINGS BANK if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the NYB, the Federal Deposit Insurance Corporation, or the Resolution Trust Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving institution in a merger or consolidation for the SAVINGS BANK, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the SAVINGS BANK's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A.   Common Stock.  Except as provided in this Section 5 (or in any
          ------------
          supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. Shareholders shall not be entitled to cumulate their votes for election of directors.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

          In the event of any liquidation, dissolution, or winding up of the SAVINGS BANK, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the SAVINGS BANK available for distribution remaining after:
     (i) payment or provision for payment of the SAVINGS BANK's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the SAVINGS BANK. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.   Preferred Stock.  The SAVINGS BANK may provide in supplementary
          ---------------
          sections to its restated organization certificate for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the restated organization certificate. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the SAVINGS BANK;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the SAVINGS BANK and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide, by the adoption of supplementary restated organization certificate sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this restated organization certificate, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary restated organization certificate section adopted by the Board of Directors, the SAVINGS BANK shall file with the Superintendent of Banks for the State of New York a dated copy of that supplementary section of this restated organization certificate establishing and designating the series and fixing and determining the relative rights and preferences thereof.


                        Section 6.  Preemptive Rights.

     Holders of the capital stock of the SAVINGS BANK shall not be entitled to preemptive rights with respect to any shares of the SAVINGS BANK which may be issued.


                       Section 7.  Liquidation Account.

     Pursuant to the requirements of the NYB's regulations, the SAVINGS BANK shall establish and maintain a liquidation account for the benefit of its deposit account holders as of April 30, 1995 ("eligible depositors"). In the event of a complete liquidation of the SAVINGS BANK, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the SAVINGS BANK's eligible depositor's inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible depositor's inchoate interest in the liquidation account shall not entitle such eligible depositor to any voting rights at meetings of the SAVINGS BANK's shareholders.


          Section 8.  Certain Provisions Applicable for Three Years.

     Notwithstanding anything contained in the SAVINGS BANK's restated organization certificate or bylaws to the contrary, for a period of three years from the date of consummation of the conversion of the SAVINGS BANK from mutual to stock form, the following provisions shall apply:

     A.   Beneficial Ownership Limitation.  No person shall directly or
          -------------------------------
          indirectly acquire the beneficial ownership of more than 10 percent of any class of any equity security of the SAVINGS BANK. This limitation shall not apply to a transaction in which the SAVINGS BANK forms a holding company in conjunction with conversion, or thereafter, if such formation is without change in the respective beneficial ownership interests of the SAVINGS BANK's shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan.

          In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote; provided, however a person shall not be deemed to be the beneficial owner of shares represented by proxies held by such person unless such shares are otherwise deemed beneficially owned by such person.

          For the purposes of this Section 8, the following definitions apply:

          (i) The term "person" includes an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the SAVINGS BANK or any other entity.

          (ii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

          (iii) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.


                    Section 9.  Call for Special Meetings.

     Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the NYB, may be called at any time by the Chairman of the Board of Directors or the majority of the Whole Board of Directors (the term "Whole Board of Directors" shall mean the number of authorized directorships, whether or not there exists any vacancies in any previously authorized directorships).


                            Section 10.  Directors.

     The SAVINGS BANK shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the SAVINGS BANK's bylaws, shall not be less than seven nor more than 30 except when a greater number is approved by the NYB or its delegatees.

     Each of the following persons shall be a director of the SAVINGS BANK upon the effectiveness of this Restated Organization Certificate, for the terms indicated or until his successor is elected and qualified, and they shall constitute the initial Board of Directors of the SAVINGS BANK:

     Class I with terms to expire at the first annual meeting of stockholders:

          Thomas J. Calabrese, Jr.
          Edwin W. Martin, Jr.
          Richard C. Webel

     Class II with terms to expire at the annual meeting of stockholders one year thereafter:

          Robert G. Freese
          James E. Swiggett
          Joseph L. Mancino

     Class III with terms to expire at the annual meeting two years thereafter:

          Floyd N. York
          Victor C. McCuaig
          John P. Nicholson


                      Section 11.  Amendment of Charter.

     Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this restated organization certificate shall be made, unless such is first proposed by a majority of the Whole Board of Directors of the SAVINGS BANK, then preliminarily approved by the NYB, which preliminary approval may be granted by the NYB pursuant to regulations specifying preapproved organization certificate amendments, and thereafter approved by the affirmative vote of the holders of at least 80 percent of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing with the NYB in accordance with the regulatory procedures or on such other date as the NYB may specify in its preliminary approval.


                       Section 12.  Amendment of Bylaws.

     No amendment, addition, alteration, change or repeal of the Bylaws of the SAVINGS BANK shall be made, unless made in a manner consistent with the Regulation of the NYB and approved by a majority of the Whole Board of Directors or by the affirmative vote of at least 80% of the votes eligible to be cast by the shareholders of the SAVINGS BANK at any legal meeting.


                    Section 13.  Indemnification

     (a)  Scope of Indemnification.  Except to the extent expressly prohibited
     -----------------------------
by the New York Banking Law, the SAVINGS BANK shall indemnify each person made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the SAVINGS BANK, or is or was serving, in any capacity, at the request of the SAVINGS BANK, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees and expenses, reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such persons establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the SAVINGS BANK has given its prior consent to such settlement or other disposition.

     (b) Reimbursement of Expenses.  The SAVINGS BANK shall advance or promptly
     -----------------------------
reimburse upon request any person entitled to indemnification hereunder for all reasonable expenses, including attorneys' fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the SAVINGS BANK that common counsel be used by the parties to any action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interest between or among parties.

     (c) Additional Rights.  Nothing herein shall limit or affect any right of
     ---------------------
any director, officer, or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorneys' fees and expenses, under any statute, rule, regulation, certificate of incorporation, Bylaws, insurance policy, contract, or otherwise; without affecting or limiting the rights of any director, officer or other corporate personnel pursuant to this Section 13, the SAVINGS BANK is authorized to enter into agreements with any of its directors, officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.

     (d) Notice of Amendments or Elimination.  Anything in this Restated
     ---------------------------------------
Organization Certificate to the contrary notwithstanding, no elimination or amendment of this Section 13 adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Section 13 shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, act or failures to act prior to such 60th day. Any amendments or eliminations made pursuant to this
Section 13 are only effective with regard to acts occurring after such date.

     (e) Amendment or Elimination.  The SAVINGS BANK shall not, except by
     ----------------------------
elimination or amendment of this Section 13 in a manner consistent with the preceding subsection (d), take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Section 13. The indemnification of any person provided by this Section 13 shall continue after such person has ceased to be a director or officer of the SAVINGS BANK and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

     (f) Severability of Provision.  In case any provision in this Section 13
     -----------------------------
shall be determined at any time to be unenforceable in any respect, the other provisions of this Section 13 shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the SAVINGS BANK to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

     IN WITNESS WHEREOF, we have made, signed and acknowledged this Certificate in duplicate, this ___ day of _________, 1996.


                               -------------------------------------------------
                               Joseph L. Mancino
                               Chairman of the Board, President and
                               Chief Executive Officer



                               -------------------------------------------------
                               Mary M. Ehrich
                               Secretary

STATE OF NEW YORK   )
                    )  ss.:
NASSAU COUNTY       )

     On the ___ day of _________, 1996, there personally appeared before me Joseph L. Mancino, Chairman of the Board, President and Chief Executive Officer of The Roslyn Savings Bank, and Mary M. Ehrich, Secretary of The Roslyn Savings Bank, to me known to be the individuals described in and who executed the foregoing certificate, and severally acknowledged to me that they executed the same and that the contents thereof are true.



                               -------------------------------------------------
                               Notary Public

                                   BYLAWS OF
                            THE ROSLYN SAVINGS BANK


                            ARTICLE I.  HOME OFFICE

     The home office of The Roslyn Savings Bank ("SAVINGS BANK") is 1400 Old Northern Boulevard, Village of Roslyn, Nassau County, New York.


                           ARTICLE II.  SHAREHOLDERS

     Section l.  Place of Meetings.  All annual and special meetings of
     -----------------------------
shareholders shall be held at the home office of the SAVINGS BANK or at such other place in the State in which the principal place of business of the SAVINGS BANK is located as the Board of Directors may determine.

     Section 2.  Annual Meeting.  A meeting of the shareholders of the SAVINGS
     --------------------------
BANK for the election of Directors and for the transaction of any other business of the SAVINGS BANK shall be held annually within 120 days after the end of each calendar year.

     Section 3.  Special Meetings.  Special meetings of the shareholders for any
     ----------------------------
purpose or purposes, unless otherwise prescribed by the regulations of the New York State Banking Department ("NYB"), may be called at any time by the Chairman of the Board of Directors (as set forth in Article V, Section 7, hereinafter referred to as the "Chairman of the Board") or by a majority of the Whole Board of Directors. The term "Whole Board of Directors" shall mean the number of authorized directorships, whether or not there exists any vacancies in any previously authorized directorships.

     Section 4.  Conduct of Meetings.  The Chairman of the Board shall preside
     -------------------------------
at all meetings and in his absence, a person designated by a majority of the Board shall preside at all meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion as seem to him in order.

     Section 5.  Notice of Meetings.  Written notice stating the place, day and
     ------------------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the secretary, or the Board of Directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the SAVINGS BANK as of the record date prescribed in Section 6 of this
Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6.  Fixing of Record Date.  For the purpose of determining
     ---------------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 50 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7.  Voting Lists.  At least 20 days before each meeting of the
     ------------------------
shareholders, the officer or agent having charge of the stock transfer books for shares of the SAVINGS BANK shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the SAVINGS BANK. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 8.  Quorum.  A majority of the outstanding shares of the SAVINGS
     ------------------
BANK entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The existence of a quorum at any meeting, or the existence of a duly organized meeting at which enough shareholders have withdrawn from such meeting to constitute less than a quorum, however, shall not serve to amend, alter or modify any provisions in the SAVINGS BANK'S restated organization certificate or these Bylaws which require the vote of more than a majority of the outstanding shares entitled to vote at a duly organized meeting.

     Section 9.  Proxies.  At all meetings of shareholders, a shareholder may
     -------------------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Whole Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section l0.  Voting of Shares in the Name of Two or More Persons.  When
     ----------------------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the SAVINGS BANK to the contrary, at any meeting of the shareholders of the SAVINGS BANK any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section ll.  Voting of Shares by Certain Holders.  Shares standing in the
     -------------------------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee, shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the SAVINGS BANK, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the SAVINGS BANK, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12.  Cumulative Voting.  Shareholders shall not be entitled to
     ------------------------------
cumulate their votes for election of directors.

     Section l3.  Inspectors of Election.  In advance of any meeting of
     -----------------------------------
shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board may, or on the request of a shareholder present at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the Chairman of the Board shall determine whether there shall be one or three inspectors of election. If appointed at the meeting and the Chairman of the Board fails to determine whether there shall be one or three inspectors of election, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the Board.

     Unless otherwise prescribed by regulations of the NYB, the duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14.  Nominating Committee.  The Chairman of the Board, at least 30
     ---------------------------------
days prior to the date of each annual meeting, shall appoint a nominating committee of three persons. Such committee shall make nominations for directors in writing, and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall forthwith be posted in a prominent place in the home office for the 15 day period prior to the date of the annual meeting. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the SAVINGS BANK at least 5 days prior to the date of the annual meeting, which nominations shall forthwith be posted in a prominent place in the home office of the SAVINGS BANK for the 5 days period prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and shareholders shall be provided for use at the annual meeting. However, if at any time the Chairman of the Board shall fail to appoint such nominating committee or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15.  New Business.  Any new business to be taken up at the annual
     -------------------------
meeting shall be stated in writing and filed with the secretary of the SAVINGS BANK at least 45 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 45 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section l6.  Informal Action by Shareholders.  Any action required to be
     --------------------------------------------
taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                       ARTICLE III.  BOARD OF DIRECTORS

     Section l.  General Powers.  The business and affairs of the SAVINGS BANK
     --------------------------
shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman from among its members who shall preside at its regular and special meetings. In the absence or inability of the foregoing officer to act, at any fully constituted meeting of the Board members, a temporary chairperson shall be appointed by those present to act as such during the interim term.

     Section 2.  Number and Term.  The Board of Directors shall consist of nine
     ----------------------------
(9) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3.  Regular Meetings.  A regular meeting of the Board of Directors
     -----------------------------
shall be held once each month without other notice than this bylaw. At least one meeting shall be held immediately after and at the same place as, the annual meeting of shareholders, which shall be the annual meeting of the Board. The Board of Directors may provide, by resolution, the time and place, within the SAVINGS BANK's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

     Section 4.  Qualification.  Each director shall at all times be the
     -------------------------
beneficial owner of not less than 100 shares of capital stock of the SAVINGS BANK unless the SAVINGS BANK is a wholly owned subsidiary of a holding company.

     Section 5.  Special Meetings.  The Chairman of the Board, or in the absence
     ----------------------------
or disability of the Chairman of the Board, an Executive Vice President may call special meetings of the Board, and the Secretary of the Board shall call a meeting upon the written request of five (5) or more of the members of the Board of Directors. A special meeting may be held at such time and place as shall be stated in the notice of meeting.

     Section 6.  Participation in Meetings by Directors.  Members of the Board
     ---------------------------------------------------
of Directors, or any committee thereof, may participate in a meeting of such Board or Committee by means of conference telephone, or by means of similar communications equipment by means of which all persons participating in the meeting can speak and hear each other at the same time and such participation shall constitute presence in person at such meeting.

     Section 7.  Notice.  Written notice of any special meeting shall be given
     ------------------
to each director at least three (3) days prior thereto when delivered personally or by telephone or telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at, and the purpose of, any special meeting of the Board of Directors must be specified in the notice of such meeting and no other business shall be transacted at that time.

     Section 8.  Quorum.  A majority of the number of directors fixed by Section
     -------------------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III.

     Section 9.  Manner of Acting.  The act of the majority of the directors
     -----------------------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulations of the NYB, the Restated Organization Certificate or by these Bylaws.

     Section 10.  Action Without a Meeting.  Any action required or permitted to
     --------------------------------------
be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 11.  Eligibility, Resignation, Retirement and Directors Emeritus.
     -------------------------------------------------------------------------
Any director may resign at any time by sending a written notice of such resignation to the home office of the SAVINGS BANK addressed to the Chairman of the Board. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the Board. The absence from regular meetings of the Board of Directors and the meetings of any committee of the Board of which the director is a member, for six consecutive months, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     Except for the initial members of the Board of Directors as set forth in the Restated Organization Certificate, no person shall be eligible for initial election as a Director who is 66 years of age or more. No person may be elected, appointed, nominated or otherwise serve as a director of the SAVINGS BANK after December 31 of the year in which such person attains the age of 75. Vacancies on the Board of Directors created by operation of this provision may be filled in accordance with these Bylaws.

     A Director who retires from service on the Board of Directors, either on account of reaching age 75 or due to inability to regularly attend meetings, after serving as a Director for 20 years or more, may be elected, by a two-thirds majority of the Board, as a Director Emeritus. Director Emeritus, once elected, may stand for re-election each year at the annual meeting of the Board. No Director Emeritus shall serve beyond December 31 of the year in which he attains the age of 80. Director Emeritus shall be eligible to attend meetings of the Board of Directors and to receive the same per diem compensation as a Director for attendance, but shall have no vote.

     Section 12.  Vacancies.  All vacancies in the office of Director, including
     -----------------------
newly created Directorships resulting from an increase in the number of Directors, shall be filled by election of stockholders, except that vacancies not exceeding one-third of the entire Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors, provided that the nomination of a candidate therefor shall have been made by the Nominating Committee, created as hereinafter provided in these Bylaws. A director elected to fill a vacancy shall be elected to serve for the balance of the unexpired term and a Director elected to fill a vacancy to be filled by reason of an increase in the number of directors shall be elected to serve for the balance of the unexpired term of the class to which such director is elected.

     Section l3.  Compensation.  Directors, as such, may receive compensation
     --------------------------
for their services, including a stated retainer. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing, special or temporary committees, as such, may receive compensation for their services, including a stated retainer, as the Board of Directors may determine. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of committees.

     Section 14.  Presumption of Assent.  A director of the SAVINGS BANK who is
     -----------------------------------
present at a meeting of the Board of Directors at which action on any SAVINGS BANK matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the SAVINGS BANK within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 15.  Removal of Directors.  At a meeting of shareholders called
     ----------------------------------
expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the restated organization certificate or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 16.  Emergency Authority.  In the event there shall occur an acute
     ---------------------------------
emergency resulting from a hostile attack, as defined in Article 7 of the New York State Defense Emergency Act, which shall be of such severity as to prevent the conduct and management of the affairs and business of the SAVINGS BANK by its Directors and officers as otherwise provided in these Bylaws, any three or more available members of the then incumbent Executive Committee shall constitute an emergency Board of Directors which shall have the power, subject to limitations prescribed in Article 7 of the New York State Defense Emergency Act, by a majority of such persons present, to take any and every action which may be necessary to meet the exigencies of the acute emergency and to enable the SAVINGS BANK to conduct its business during such period, including the relocation elsewhere of any office of the SAVINGS BANK which shall be unable to function because of the acute emergency. If during the period of acute emergency there shall be no Executive Committee, or a minimum of three members of the then incumbent Executive Committee shall not be available, then and in that event such other available Directors as may be needed to obtain the minimum of three members shall serve on the emergency Board of Directors.

     During a period of acute emergency resulting from a hostile attack, the emergency management of the SAVINGS BANK shall be in accordance with the powers and limitations contained in the existing provisions of Article 7 of the New York State Defense Emergency Act, and such provisions shall suspend or modify these Bylaws to the extent of any conflict.


                            ARTICLE IV.  COMMITTEES

     Section 1. Enumeration of Committees.  The standing committees of the Board
     -------------------------------------
of Directors shall be an Executive Committee, an Audit Committee, and a Nominating Committee. The Board of Directors, by vote of a majority of the whole Board of Directors, may from time to time designate additional committees of the Board, either temporary or permanent, with such lawfully delegable powers and duties as it thereby confers not inconsistent with these Bylaws, to serve at the pleasure of a majority of the Whole Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members ("Alternate Directors") who may replace any absent or disqualified member at any meeting of the committee; provided however, that the Chairman shall be a member of, and shall serve as the chairman of the Executive Committee and he shall be an ex-officio member of all other committees, except the Audit Committee and any other committee on which he is prohibited from being a member, by law, the Restated Organization Certificate or these Bylaws. The Board of Directors, by a resolution adopted by a majority of the Whole Board may terminate any committee previously established.

     Section 2.  The Executive Committee.   The Executive Committee shall
     ------------------------------------
consist of the Chairman of the Board and four additional Directors elected annually by the vote of the majority of the Whole Board.

     If any member of the Executive Committee shall be absent from any meeting of the committee, the Chairman shall designate some other Director, other than one serving as a salaried officer, to act as a member of the committee at that meeting. In the event there shall be a vacancy in the office of Chairman, then and in that event such other additional Director or Directors as may be needed to obtain the full complement of five members shall be elected by the Board to serve until the vacancy is filled, or until the next annual meeting. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the Whole Board of Directors.

     Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the committee may be called by the Chairman or at any time by any two members of the committee, upon twenty-four hours' notice by mail, in person, or by telegraph or telephone. The notice of a special meeting of the committee, however given, shall state the time when and the place, which shall be within the State of New York, where the meeting is to be held and the business which is to be presented and no business other than that stated in the notice shall be transacted at said meeting. The Executive Committee may make rules for the regulation of its meetings and proceedings not inconsistent with these Bylaws.

     Four members of the committee, including designees designated to act for an absent member or members of the committee, shall be necessary for a quorum at any meeting of the committee. Attendance by Alternate Directors shall constitute membership on the Committee for determining quorum requirements. Action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.
Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Except as otherwise provided herein, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority may be limited by resolution adopted by a majority of the Whole Board of Directors or by the laws of the State of New York. In addition, the Executive Committee shall not have the authority of the Board of Directors with reference to: the submission to stockholders of any action that requires stockholders' authorization under New York law or regulations; the filling of vacancies in the Board of Directors or in any committee of the Board of Directors; the fixing of compensation of the Directors for serving on the Board or any committee thereof; the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable re repealable; the taking of any action which is expressly required by New York law or regulation to be taken at a meeting of the Board of Directors or by a specified proportion of Directors; the amendment or repeal of the Restated

Organization Certificate or Bylaws of the SAVINGS BANK or adoption of new Bylaws of the SAVINGS BANK, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the SAVINGS BANK otherwise than in the usual and regular course of its business; a voluntary dissolution of the SAVINGS BANK; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3.  The Nominating Committee   The Board of Directors, by
     ------------------------------------
resolution adopted by a majority of the Whole Board, shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members of the Board of Directors, one of whom shall be the Chairman of the Board. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the SAVINGS BANK and
(b) to recommend to the Whole Board nominees for election to the Board of Directors (i) to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing and (ii) to fill vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, or resulting from an increase in the authorized number of Directors.

     Section 4.  The Audit Committee.  The Audit Committee shall consist of four
     --------------------------------
or more Directors, none of whom shall be a salaried officer of the SAVINGS BANK, who shall be elected to said Committee at the annual meeting of the Board of Directors, or in the case of the filling of a vacancy (such vacancy, in every case to be filled by an existing non-salaried Director) at any regular or special meeting of the Board. The Audit Committee shall assist the Board of Directors in fulfilling its obligation to oversee the appropriateness of accounting policies, and SAVINGS BANK procedures and controls and shall be charged with the duty of carrying out the requirements of Section 254 of the Banking Law as the same now is in force or as it may be amended or of any law substituted therefor. In performing its functions, the Audit Committee shall utilize the expertise of the SAVINGS BANK's internal Auditing Department under the direction of the SAVINGS BANK's internal Auditor. The Audit Committee shall hold formal meetings with the SAVINGS BANK's internal auditors on a quarterly basis.


                             ARTICLE V.  OFFICERS

     Section l.  Positions.  The Board shall elect a Chairman of the Board, who
     ----------------------
shall be the Chief Executive Officer and President, and who shall be a member of the Board of Directors. The Board shall also elect one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, and a Secretary, who need not be members of the Board. The offices of Secretary and, if appointed, Treasurer, may be held by the same person and a Vice President may also be either a Secretary or a Treasurer. Any offices may be held concurrently by the same person, except that the Chairman shall hold no additional office other than as provided in this Section 1. The Board of Directors shall also appoint the Auditor, who may not hold another office.

     The Chairman and the Executive Vice Presidents shall be the Executive Officers of the SAVINGS BANK.

     Section 2.  Election and Term of Office.  The officers of the SAVINGS BANK
     ---------------------------------------
shall be elected annually at the annual meeting of the Board of Directors or at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, retirement or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize the SAVINGS BANK to enter into an employment contract with any officer; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3.  Removal.  Any officer may be removed by the Board of Directors
     -------------------
whenever in its judgment the best interests of the SAVINGS BANK will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4.  Vacancies.  A vacancy in any executive officer position because
     ---------------------
of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. Any vacancy in any officer position other than a executive officer position may be filled by the Chief Executive Officer for the unexpired portion of the term, provided such action by the Chief Executive Officer is ratified by the Board of Directors.

     Section 5.   Delegation of Duties.  In the absence or disability of an
     ----------------------------------
officer of the SAVINGS BANK, or for any other reason which may seem sufficient to the Board, the Board of Directors may delegate his powers and duties to any other officer or to any Director.

     Section 6.  Remuneration.  The remuneration of the officers shall be fixed
     ------------------------
from time to time by the Board of Directors. The employees of the SAVINGS BANK shall receive such compensation and allowances as the Board of Directors may from time to time fix or approve or, within limits or schedules from time to time fixed or established by the Board as may be determined by the Executive Committee, the Chairman or a committee of the Board appointed for that purpose.

     Section 7.  Chairman of the Board of Directors, Chief Executive Officer and
     ---------------------------------------------------------------------------
President.  The Chairman of the Board shall be the Chief Executive Officer and
- ---------
President of the SAVINGS BANK and, subject to the provisions of these Bylaws and the resolutions of the Board, shall have the active management, direction and supervision of the SAVINGS BANK and its officers, its operations, securities and obligations, and shall have all powers and perform all duties incidental of his office. He shall preside at all meetings of the Board and the Executive Committee, appoint all committees not otherwise provided for by law, by these Bylaws or by action of the Board of Directors and shall be an ex-officio member of all other committees, except the Audit Committee and committees on which he is ineligible to serve by law, the Restated Organization Certificate or these Bylaws. He may perform, or cause to be performed, at any time, any of the functions or duties of any other officer. He may assign to all other officers, employees and agents of the SAVINGS BANK, duties in addition to those specifically described in these Bylaws.

     He shall have custody of the common seal and direct the use of it. He shall have power to sign and execute any and all contracts, papers and legal documents. He may delegate to counsel and such other officers as are designated by the Board of Directors, the authority, under the seal of the SAVINGS BANK, to execute and acknowledge, in the name and on behalf of the SAVINGS BANK, all contracts, papers and documents incident or related to the business of the SAVINGS BANK, except where otherwise directed by law or by these Bylaws.

     Unless otherwise provided by resolution of the Board of Directors or these Bylaws, he may fill vacancies on committees and may appoint such other committees as he may deem necessary or the Board may require. He shall perform such other duties as the Board of Directors may direct.

     The decisions of the Chairman of the Board on any matter, incident to the business of the SAVINGS BANK, shall be conclusive unless modified by the Board of Directors.

     Section 8.  Executive Vice Presidents.  The Executive Vice Presidents shall
     --------------------------------------
perform such administrative and executive duties as are provided in these Bylaws, and as may be properly required of them or delegated to them by the Chairman, or as may from time to time be required by the Board of Directors, and shall exercise such powers as may from time to time be conferred upon them by the Board.

     In the absence or disability of the Chairman, the Board of Directors may designate an Executive Vice President to perform the duties and exercise the powers of such officers.

     Section 9.  Secretary.  The Secretary shall give due notice as in these
     ----------------------
Bylaws provided of all meetings of the Board of Directors and of the Executive Committee. He shall attend all meetings of the Board and of said Committee and shall keep the minutes thereof. If requested so to do he shall attend and keep the minutes of the meetings of any and all other committees of the Board. He shall have custody of the corporate records of the SAVINGS BANK and its common seal; and when properly affixed to any document shall attest said seal. He shall perform all of the usual duties of the Secretary of a corporation, together with such duties as may from time to time be properly assigned to him by the Chairman or the Board of Directors.

     Section 10.  Senior Vice Presidents and Vice Presidents.  The Senior Vice
     --------------------------------------------------------
Presidents and the Vice Presidents shall severally perform such duties and shall exercise such powers as may from time to time be assigned to or conferred upon them by the Board of Directors, and they shall perform such other duties as may be assigned to them by the Chairman.

     Section 11.  Auditor.  The Auditor shall, subject to the control and
     ---------------------
direction of the Board of Directors, have supervision and control of such program of internal audit as may be approved by the Board or be required by a body having supervisory or examining authority over the SAVINGS BANK; said program shall in any case, require periodic review and verification of the assets of the SAVINGS BANK, the control of items of income and the review of expenditures. He shall also examine, or cause to be examined, and verify, or cause to be verified, entries in financial records and shall review, or cause to be reviewed all reports made to examining, supervisory and taxing authorities before they are forwarded or filed. The Auditor shall report in writing upon the foregoing matters to the Chairman at least as often as once in each quarter.
The Auditor also shall transmit directly to the Audit Committee of the Board of Directors such reports, quarterly or otherwise, as may be necessary for that Committee to perform its functions. The Auditor shall also prepare or have prepared and shall submit any and all additional reports required of him at any time by the Board of Directors or the Chairman.

     Section 12.  Other Officers.  The Chairman of the Board or the Board of
     ---------------------------
Directors, upon recommendation of the Chairman of the Board, may in their discretion, from time to time, establish such other offices as it may deem wise and may elect incumbents thereof and fix their duties and powers not inconsistent with the provisions of these Bylaws. Such officers, unless the Board shall by resolution duly adopted otherwise provide, shall hold office during the pleasure of the Board and the Chairman.


                    ARTICLE VI.  SECURITIES AND INVESTMENTS

     Section 1.  Loans and Investments.  The Board of Directors shall from time
     ---------------------------------
to time determine and direct to what extent the funds and property of the SAVINGS BANK shall be invested, and, subject to all applicable provisions of law, the kind and character of the investments which are to be made and how the same shall be handled and dealt with. No loans shall be contracted on behalf of the SAVINGS BANK and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 2.  Care and Custody of Securities.  All stocks, bonds and other
     ------------------------------------------
securities, including bonds and mortgages, not directed by the Board of Directors to be held in bearer form, or in the name of a nominee, shall be in the name of the SAVINGS BANK and, to the extent that the form of the several securities may permit or as may be permitted or required by law, shall be registered or recorded in the name of the Bank. All securities including bonds and mortgages held by the SAVINGS BANK shall be kept in such manner and at such places as the Board of Directors, having due regard for the safety and protection thereof, may direct, and all or any part thereof may be lodged or deposited for safekeeping with such other institutions as the Board may from time to time approve.

     Section 3.   Transfers of Securities, Etc.  Transfers and assignments of
     ------------------------------------------
stocks, bonds and other securities standing, issued or registered in the name of the SAVINGS BANK may be signed by any two of the following officers acting by virtue of their several offices, to wit: the Chairman, the President, an Executive Vice President, the Secretary, or may be signed by any one of said officers together with such other officer or officers, or person or persons, as the Board of Directors may from time to time authorize or designate.

     The Chairman or the President, or in their absence an Executive Vice President (other than one serving as Mortgage Loan Officer) or the Secretary, shall execute any and all instruments for the proper transaction of the business of the SAVINGS BANK relating to its mortgage investments, including extensions, modifications, alterations, and amendments, assignments and satisfaction pieces. The Board of Directors may, nevertheless, at any time authorize and empower other additional officers or employees to do any one or more of these things.


                 ARTICLE VII.  DEPOSITORIES, CHECKS AND DRAFTS

     Section 1.  Depositaries and Withdrawals.  The Board of Directors may from
     -----------------------------------------
time to time designate banks, trust companies or similar institutions to be depositaries of funds of the SAVINGS BANK and may by resolution designate the officer or officers, or employee or employees, who shall be authorized to sign the checks, drafts, vouchers or orders of the SAVINGS BANK upon which such depositaries shall be authorized to pay out the moneys so deposited. Unless and until the Board shall otherwise provide, such checks, drafts, vouchers or orders for the payment of deposited funds shall be signed by any two of the following officers (other than one serving concurrently as Mortgage Loan Officer or Auditor): the Chairman, the President, an Executive Vice President, a Senior Vice President, a Vice President, the Secretary, the Comptroller, an Assistant Vice President, an Assistant Secretary, an Assistant Comptroller and the Assistant to the President, if the Board of Directors shall have established the offices of Assistant Vice President, Assistant Secretary, Assistant Comptroller or Assistant to the Chairman.

     Section 2.  Depositors' Withdrawals.  The Chairman, the President, an
     ------------------------------------
Executive Vice President or the Secretary shall designate those officers and employees who shall be authorized to sign or countersign checks drawn upon the general deposit accounts of the SAVINGS BANK issued in payment of depositor withdrawals.

     The Board of Directors may also adopt such other means of payment of depositor withdrawals as to it may seem proper and expedient.


                    ARTICLE VIII.  CERTIFICATES FOR SHARES
                              AND THEIR TRANSFER

     Section l.  Certificates for Shares.  Certificates representing shares of
     -----------------------------------
capital stock of the SAVINGS BANK shall be in such form as shall be determined by the Board of Directors and approved by the NYB. Such certificates shall be signed by the Chairman of the Board or by any other officer of the SAVINGS BANK authorized by the Board, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the SAVINGS BANK itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the SAVINGS BANK. All certificates surrendered to the SAVINGS BANK for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the SAVINGS BANK as the Board of Directors may prescribe.

     Section 2.  Transfer of Shares.  Transfer of shares of capital stock of the
     ------------------------------
SAVINGS BANK shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the SAVINGS BANK. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the SAVINGS BANK shall be deemed by the SAVINGS BANK to be the owner for all purposes.


                    ARTICLE IX.  FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the SAVINGS BANK shall be as fixed by the Board of Directors. The SAVINGS BANK shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.


                             ARTICLE X.  DIVIDENDS

     Subject to the terms of the SAVINGS BANK's restated organization certificate and the regulations and orders of the NYB, the Board of Directors may, from time to time, declare, and the SAVINGS BANK may pay, dividends on its outstanding shares of capital stock.


                          ARTICLE XI.  CORPORATE SEAL

     The Board of Directors shall provide a SAVINGS BANK seal, which shall be two concentric circles between which shall be the name of the SAVINGS BANK. The year of incorporation or an emblem may appear in the center.

                          ARTICLE XII.  SURETY BONDS

     Section 1.  Surety Bonds and Premiums Thereon.   The SAVINGS BANK shall
     ----------------------------------------------
procure from a responsible surety company approved by the Board of Directors and shall keep continuously in force and effect a banker's blanket bond of insurance or a fidelity bond of similar type and character covering all of the officers and employees of the SAVINGS BANK in such amount as the Board may fix. The Board may also require that individual officers or employees shall furnish separate bonds conditioned for the faithful performance of their several duties. It shall be obligatory upon the officers and employees to furnish to the SAVINGS BANK and to the surety company involved any and all information necessary or appropriate to the procurement of any bond or bonds herein provided for. The SAVINGS BANK may dismiss any officer or employee who shall fail when asked or who shall refuse to give any and all proper and relevant information required by the designated surety company or as to whom such surety company shall decline to give a bond or whom the surety company shall decline to include in a general bond.

     All expenses connected with such bond or bonds and all premiums thereon shall be borne by the SAVINGS BANK.


                      ARTICLE XIII.  RULES AND REGULATIONS

     Management shall adopt rules and regulations not inconsistent with law for the payment of deposits and interest and, generally, for the transaction and management of the affairs of the SAVINGS BANK. Such rules and regulations shall be posted in a conspicuous place in the offices of the SAVINGS BANK and shall be available to depositors upon request. Such posting shall be taken and held as actual notice to and be binding upon each depositor and to all persons claiming any interest in any account. All notices to the SAVINGS BANK from depositors, or other persons claiming any interest in any account, shall be not effective unless they are in writing and signed by the persons giving such notice.

     Rules and regulations adopted by management or any amendments thereto shall be transmitted to the Board of Directors at its next regular monthly meeting following the adoption of same.


                           ARTICLE XIV.  AMENDMENTS

     These Bylaws may be amended in a manner consistent with regulations of the NYB at any time by a majority vote of the Whole Board of Directors, or by the affirmative vote of at least 80% of the votes eligible to be cast by the shareholders of the SAVINGS BANK at any legal meeting.